================================================================

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                          May 30, 2002
        Date of Report (Date of earliest event reported)


                   Edge Technology Group, Inc.
     (Exact name of registrant as specified in its charter)


           Delaware                 0-20995          13-3778895
 (State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)          File Number)    Identification No.)


      6611 Hillcrest Avenue, #223
             Dallas, Texas                     75205
(Address of principal executive offices)     (Zip Code)


                         (214) 999-2245
       Registrant's telephone number, including area code



                               N/A
  (Former name or former address, if changed since last report)

================================================================

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Virtually There, Inc.
------------------------------------

     On May 30, 2002, we acquired Virtually There, Inc. pursuant to a merger agreement among Edge Technology Group, Inc., VT Acquisition Corp., Virtually There, Inc. and the shareholders of Virtually There, Inc. In exchange for the outstanding shares of Virtually There, Inc, we paid $120,000 in cash, issued
1,153,846 shares of our restricted common stock to the shareholders of Virtually There, and assumed approximately $185,000 of Virtually There's existing liabilities as of the date of closing, as a result of arms length negotiations between the parties. The cash portion of the merger consideration was funded from the proceeds of our April 2002 offering of our Series A Convertible Preferred Stock.

     The terms of the Merger Agreement provided that VT Acquisition Corp., a newly created and wholly owned subsidiary of Edge Technology Group, was merged into Virtually There, with Virtually There as the surviving entity. The acquisition will be accounted for using the purchase method of accounting. As such, the assets and liabilities of Virtually There will be recorded at their estimated fair value and the results of operations will be included in our consolidated results of operations from the date of acquisition.

     Founded in 1997, Virtually There is an applications service provider and website hosting company located in Fort Worth, Texas. Virtually There currently has twelve employees and generated revenues of approximately $1,000,000 with a net loss of approximately $79,000 for the year ended December 31, 2001.



Assets Purchased From Universal Data Technology, Inc.
-----------------------------------------------------

     On May 31, 2002, our newly created and wholly owned subsidiary, UDT Consulting, Inc., acquired the assets of Universal Data Technology, Inc., pursuant to an asset purchase agreement by and among Universal Data Technology, Inc., its shareholders, Edge Technology Group, Inc. and UDT Consulting, Inc. Universal Data Technology, Inc. is a professional services company headquartered in Dallas Texas, with additional operations in Arkansas and Florida. Our total purchase price for substantially all of UDT's assets will be the sum of $1,127,750 and the product of multiplying two times UDT Consulting's earnings before interest, taxes depreciation and amortization for the twelve months immediately following the closing date of the acquisition (the "Measurement Period"). The calculation of the purchase price is subject to certain deductions and offset provisions all as set forth in the asset purchase agreement. An initial payment of $227,500 and the forgiveness of a $150,000 promissory note from Universal Data Technology to Edge were applied toward the purchase price as of the date of the closing. The remainder of the purchase price will be paid out monthly pursuant to an earn-out schedule, with any remaining payments to be delivered after the end of the Measurement Period, pursuant to the terms and conditions of the asset purchase agreement. The cash portion of the purchase price paid at closing was funded from the proceeds of our April 2002 offering of Series A Convertible Preferred Stock. The purchase price for the acquired assets was reached as a result of arms length negotiations between the parties.

     The assets of Universal Data Technology will be recorded at their estimated fair value and the results of operations will be included in our consolidated results of operations from the date of acquisition. For the year ended December 31, 2001, Universal Data Technology generated revenues of approximately $5,600,000 with a net loss of approximately $390,000. As of the date of this report, UDT Consulting employs 32 consultants and support staff.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

     As permitted by Form 8-K, the historical financial information required by Regulation S-X will be filed by an amendment to this Form 8-K no later than August 13, 2002.

     (b)  Pro forma Financial Information.

     As permitted by Form 8-K, the pro forma financial information required by Regulation S-X will be filed by an amendment to this Form 8-K no later than August 13, 2002.

     (c)  Exhibits.

   NO.      DOCUMENT
----------  -------------------------------------------------
   10.1     Agreement and Plan of Merger Among Edge Technology
            Group, Inc., VT Acquisition Corp., Virtually There,
            Inc. and the Virtually There, Inc. Shareholders dated
            May 30, 2002.
   10.2     Asset Purchase Agreement Among Edge Technology Group,
            Inc., UDT Consulting, Inc., Universal Data
            Technology, Inc. and the Universal Data Technology,
            Inc. Shareholders dated May 31, 2002.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Edge Technology Group, Inc.


Date: June 14, 2002           By:  /s/ DAVID N. PILOTTE
                                 ------------------------------
                                   David N. Pilotte
                                   Executive Vice President and
                                   Chief Financial Officer

                        INDEX TO EXHIBITS

   NO.      DOCUMENT
----------  -------------------------------------------------
   10.1     Agreement and Plan of Merger Among Edge Technology
            Group, Inc., VT Acquisition Corp., Virtually There,
            Inc. and the Virtually There, Inc. Shareholders dated
            May 30, 2002.
   10.2     Asset Purchase Agreement Among Edge Technology Group,
            Inc., UDT Consulting, Inc., Universal Data
            Technology, Inc. and the Universal Data Technology,
            Inc. Shareholders dated May 31, 2002.